                                                                     EXHIBIT 3.7

                    INTERNET LIQUIDATORS INTERNATIONAL INC.

                  SUBSCRIPTION AGREEMENT FOR SPECIAL WARRANTS


TO:      INTERNET LIQUIDATORS INTERNATIONAL INC.

AND TO:  YORKTON SECURITIES INC.

AND TO:  FIRST MARATHON SECURITIES INC.


1.       SUBSCRIPTION
         ------------

         The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase, on and subject to the terms and conditions set forth herein and in the Underwriting Agreement and the Special Warrant Indenture (each as defined below), from Internet Liquidators International Inc. (the "Corporation") such number of special warrants of the Corporation ("Special Warrants") as set forth in section 18 (collectively the "Purchased Warrants") at a price of $1.50 per Special Warrant (the "Subscription Price"). The Purchased Warrants form part of a larger offering of a minimum of 5,000,000 and a maximum of 6,335,000 Special Warrants by the Corporation pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by Yorkton Securities Inc. and First Marathon Securities Inc. (collectively the "Underwriters") and the Corporation on October 3, 1997 or such other date as the Corporation and the Underwriters may agree (the "Closing Date").

2.       DESCRIPTION OF SPECIAL WARRANTS
         -------------------------------

         The Special Warrants shall be created and issued pursuant to a special warrant indenture (the "Special Warrant Indenture") to be entered into between CIBC Mellon Trust Company of Canada or another registered trust company, in its capacity as Special Warrant agent thereunder, and the Corporation dated as of the Closing Date.

         The specific attributes of the Special Warrants shall be set forth in the Special Warrant Indenture, which will provide, among other things, that the holders of Special Warrants shall be entitled to receive, upon the exercise thereof and without payment of any consideration, one unit of the Corporation ("Unit") for each Special Warrant held, provided that, if a receipt for a (final) prospectus of the Corporation (the "Prospectus") qualifying the issuance of the Subject Securities (defined below) to be issued upon exercise of the Special Warrants is not issued by the securities regulatory authority in the province in which the Purchaser resides (such province hereinafter referred to as a "Qualifying Province") on or before 5:00 p.m. (Toronto time) on the date that is 120 days following the Closing Date (the "Qualification Deadline"), any Special Warrants exercised after the Qualification Deadline shall entitle the holders thereof resident in
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such Qualifying Province to receive 1.1 Units (in lieu of one Unit), without payment of any additional consideration, for each Special Warrant held.

          The specific attributes of the Special Warrants shall be set forth in the Special Warrant Indenture, which will provide, among other things, that the holders of Special Warrants shall be entitled to receive, upon the exercise thereof and without payment of any consideration, one unit of the Corporation ("Unit") for each Special Warrant held, provided that, if a receipt for a (final) prospectus of the Corporation (the "Prospectus") qualifying the issuance of the Subject Securities (defined below) to be issued upon exercise of the Special Warrants is not issued by the securities regulatory authority in the province in which the Purchaser resides (such province hereinafter referred to as a "Qualifying Province") on or before 5:00 p.m. (Toronto time) on the date that is 120 days following the Closing Date (the "Qualification Deadline"), any Special Warrants exercised after the Qualification Deadline shall entitle the holders thereof resident in such Qualifying Province to receive 1.1 Units (in lieu of one Unit), without payment of any additional consideration, for each Special Warrant held.

          Each Unit will consist of one common share of the Corporation ("Common Share") and one-half of one Common Share purchase warrant ("Warrant"). Each whole Warrant will entitle the holder thereof to purchase one additional Common Share at a price of $1.65 per Common Share until the date that is 15 months after the Closing Date. The Common Shares and the Warrants issuable on exercise of the Special Warrants are collectively referred to herein as the "Subject Securities".

          The Special Warrants shall be exercisable at any time prior to 5:00 p.m. (Toronto time) on the date (such date hereinafter referred to as the "Expiry Date") which is the earlier of: (i) five Business Days after a receipt is issued for the Prospectus by the last securities regulatory authority in each of the Qualifying Provinces qualifying the issuance of the Subject Securities; and (ii) one year after the Closing Date. Any Special Warrants not exercised prior to 5:00 p.m. (Toronto time) on the Expiry Date shall be deemed to have been exercised immediately prior thereto without any further action on the part of the holder. For the purposes hereof, "Business Day" means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario.

          IN THE EVENT THAT THE CORPORATION IS UNABLE TO OBTAIN A RECEIPT FOR THE PROSPECTUS IN A QUALIFYING PROVINCE, THE SPECIAL WARRANTS AND SUBJECT SECURITIES MAY BE SUBJECT TO STATUTORY RESALE RESTRICTIONS UNDER THE APPLICABLE SECURITIES LEGISLATION OF THAT PROVINCE. IN ADDITION, STATUTORY RESTRICTIONS MAY APPLY ON THE RESALE OF THE SUBJECT SECURITIES THAT ARE ACQUIRED PRIOR TO THE ISSUANCE OF RECEIPTS FOR THE PROSPECTUS BY THE SECURITIES REGULATORY AUTHORITIES IN ANY OF THE QUALIFYING PROVINCES. PURCHASERS ARE ADVISED TO CONSULT THEIR OWN LEGAL ADVISORS IN THIS REGARD.

          75% of the gross proceeds (net of an amount equal to the Underwriters' pro-rata commission thereon and its costs and expenses incurred in connection with the Offering) shall be paid to the Corporation on the Closing Date. The balance of the proceeds will be deposited into escrow with a mutually agreed upon escrow agent as interest bearing funds. Such proceeds, inclusive of interest (the "Escrowed Proceeds"), shall be released to the Corporation on the issuance of

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receipts for the Prospectus, by the securities regulatory authorities in each of the Qualifying Provinces less an amount equal to the remainder of the Underwriters' commission, a pro-rata share of the interest earned on the Escrowed Proceeds and any remaining costs and expenses incurred in connection with the Offering not previously paid. If the Prospectus is not filed and a receipt issued therefor by the securities regulatory authority in the Qualifying Province in which the Purchaser resides on or before the Qualification Deadline, such Purchaser shall also be entitled at its option, on the surrender of a pro rata share of its Special Warrants, to obtain from the Escrowed Proceeds a refund of its subscription proceeds together with all interest thereon.

          THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE RIGHTS OF SPECIAL WARRANTHOLDERS MAY BE MODIFIED UNDER THE SPECIAL WARRANT INDENTURE PURSUANT TO AN EXTRAORDINARY RESOLUTION APPROVED EITHER BY SPECIAL WARRANTHOLDERS THAT ATTEND OR ARE REPRESENTED AT A DULY CONVENED MEETING OF SPECIAL WARRANTHOLDERS AND ARE ENTITLED TO ACQUIRE NOT LESS THAN 66 2/3 PERCENT OF THE AGGREGATE NUMBER OF COMMON SHARES IN THE CAPITAL OF THE CORPORATION ("COMMON SHARES") WHICH WOULD BE ISSUED OR TRANSFERRED ON THE EXERCISE OF ALL OF THE THEN OUTSTANDING SPECIAL WARRANTS OR BY WRITTEN CONSENT OF SPECIAL WARRANTHOLDERS ENTITLED TO ACQUIRE NOT LESS THAN 66 2/3 PERCENT OF THE AGGREGATE NUMBER OF COMMON SHARES WHICH WOULD BE ISSUED OR TRANSFERRED ON THE EXERCISE OF ALL OF THE THEN OUTSTANDING SPECIAL WARRANTS. REFERENCE SHOULD BE MADE TO THE SPECIAL WARRANT INDENTURE, FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS ON WHICH THE SPECIAL WARRANTS ARE TO BE ISSUED.

          The foregoing description of the Special Warrants is a summary only and is subject to the detailed provisions of the Special Warrant Indenture under which such securities shall be issued.

          All dollar amounts referred to herein are in Canadian dollars.

3.        PAYMENT
          -------

          The aggregate amount payable by the Purchaser in respect of the Purchased Warrants (the "Subscription Price") must accompany this Subscription Agreement and shall be made by certified cheque or bank draft drawn on a Canadian chartered bank, and payable to the Underwriters or payable in such other manner as may be specified by the Underwriters.

4.        CONDITIONS OF CLOSING
          ---------------------

          The Purchaser must complete, sign and return one executed copy of this Subscription Agreement to Marilia Costa, Yorkton Securities Inc., BCE Place, 181 Bay Street, Suite 3100, P.O. Box 843, Toronto, Ontario, M5J 2T3, as soon as possible, and, in any event, no later than 5:00 p.m. (Toronto time) on October 1, 1997.

          As a condition of Closing (defined below), the Corporation must obtain any

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necessary approvals of The Canadian Dealing Network ("CDN") in respect of the issue of the Special Warrants (and the Subject Securities into which they are exercisable). The Purchaser agrees to promptly execute and deliver all such documents and other instruments as CDN may require.

          Closing shall also be subject to conditions of closing in favour of the Underwriters to be provided for in the Underwriting Agreement.

5.        FACSIMILED SUBSCRIPTIONS
          ------------------------

          The Corporation and the Underwriters will be entitled to rely on delivery by facsimile of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy will be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

6.        CLOSING
          -------

          Delivery and payment for the Special Warrants will be completed (the "Closing") at the offices of counsel to the Company, Gowling, Strathy & Henderson, Suite 4900, Commerce Court West, Toronto, Ontario, M5L 1J3 at 11:00 a.m. (Toronto time) (the "Closing Time") on October 3, 1997 or such earlier or later dates or times as the Corporation and the Underwriters may agree (the "Closing Date"). This executed Subscription Agreement is open for acceptance in whole or in part by the Corporation at any time prior to the Closing Time. Confirmation of acceptance or rejection of a subscription will be forwarded to the Purchaser promptly after acceptance or rejection has been made. If this subscription is rejected in whole and if the Purchaser has delivered a certified cheque or bank draft representing the Subscription Price for the Purchased Warrants, then such cheque or bank draft will be promptly returned to the Purchaser without interest. If this subscription is accepted only in part and the Purchaser has delivered a certified cheque or bank draft as aforesaid, a cheque representing the portion of the Subscription Price for that portion of the Purchaser's subscription for Special Warrants which is not accepted will be promptly returned to the Purchaser without interest.

          Certificates representing the Special Warrants (individually, a "Special Warrant Certificate", and collectively, the "Special Warrant Certificates") will be available for delivery against payment of the Subscription Price in the manner specified above. If the Purchaser does not choose to attend the Closing to receive the Special Warrant Certificate representing the Purchased Warrants, then the Purchaser, on its own behalf or on behalf of others for whom it is contracting hereunder, hereby appoints the Underwriters, with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary to accept delivery of the Special Warrants on the Closing Date, to terminate this subscription on its behalf in the event that any condition precedent to the offering has not been satisfied, to execute a receipt for the Purchased Warrants and all other documentation, modify or waive any conditions or grant any waivers on

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its behalf in connection with this transaction, and to deliver Special Warrant
Certificates to the undersigned at the address set forth above promptly after Closing.

7.        PROSPECTUS EXEMPTIONS
          ---------------------

          The Purchaser acknowledges and agrees that the sale and delivery of the Purchased Warrants to the Purchaser (or to others for whom it is contracting hereunder) is conditional upon such sale being exempt from the requirements under applicable securities legislation requiring the filing of a prospectus in connection with the distribution of the Special Warrants or the delivery of an offering memorandum (as defined in the applicable securities legislation), or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

          The Purchaser, on its own behalf (or on behalf of others for whom it is contracting hereunder) acknowledges and agrees that: (a) it has received a term sheet in the form attached hereto as Schedule II setting out the principal terms of this Subscription Agreement and the offering of Special Warrants; (b) it (or others for whom it is contracting hereunder) has not received, nor has it requested, nor does it have any need to receive, a prospectus or any offering memorandum, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and reviewed by, prospective purchasers in order to assist it in making an investment decision in respect of the Purchased Warrants; (c) its decision to execute this Subscription Agreement and purchase the Purchased Warrants (on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Underwriters or the Corporation and that its decision (or the decision of others for whom it is contracting hereunder) is based entirely upon information concerning the Corporation contained in documents the content of which is prescribed by statute or regulation (any such information having been delivered to it without independent investigation or verification by the Underwriters); (d) the sale of the Purchased Warrants was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television; (e) the Underwriters and each of their respective directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed; (f) it (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to trading in the Special Warrants, the Subject Securities and securities underlying the Subject Securities and to resale restrictions imposed by applicable securities legislation in the jurisdiction in which it resides, that no representation has been made respecting the applicable hold periods or other resale restrictions applicable to such securities, that the Purchaser (or others for whom it is contracting hereunder) is solely responsible (and neither the Corporation nor the Underwriters is in any way responsible) for compliance with applicable resale restrictions and that it is aware that it may not be able to resell such securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy; and (g) the Special Warrants are otherwise subject to the terms, conditions and provisions of the Special Warrant Indenture and the Underwriting Agreement.

          The Purchaser agrees that the Corporation and/or the Underwriters may be required by law or otherwise to disclose to regulatory authorities the identity of the Purchaser and each beneficial purchaser of Special Warrants for whom the Purchaser may be acting.

8.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER
          ----------------------------------------------------------

          The Purchaser hereby represents, warrants and covenants to and with the Underwriter and the Corporation (which representations, warranties and covenants shall survive Closing) that:

     (A) in the case of a purchase by the Purchaser of Special Warrants as principal for its own account and not for the benefit of any other person, the Purchaser is purchasing the Purchased Warrants as principal for its own account, and not for the benefit of any other person or company and not with a view to the resale or distribution of all or any of the Purchased Warrants, and this Subscription Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the undersigned, and:

          (1)  the Purchaser is one of the following:

               (i) if subject to applicable securities legislation of the Province of Alberta, a loan corporation, trust corporation, treasury branch or credit union or a subsidiary of such an entity where such entity owns beneficially all of the voting securities of that subsidiary;

               (ii) if subject to applicable securities legislation of the Province of Ontario, a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario);

               (iii) if subject to the applicable securities legislation of the Province of Quebec, a savings company holding a licence under the Act respecting trust companies and savings companies (Quebec), a loan and investment society registered in accordance with the Loan and Investment Societies Act (Quebec), a federation or a confederation of savings and credit unions within the meaning of the Savings and Credit Unions Act (Quebec), the Caisse centrale Desjardins du Quebec established under the Act respecting the Mouvement des caisses Desjardins (Quebec) or a trust company licensed under the Act respecting trust companies and savings companies (Quebec) or a subsidiary of such trust company to the extent that such trust company holds all of the voting securities of that subsidiary;

               (iv) if subject to applicable securities legislation of the Province of Alberta, an insurance company licensed under the Insurance Act (Alberta) or a subsidiary of such insurance company where such insurance company owns beneficially all of the voting securities of the subsidiary;

               (v) if subject to applicable securities legislation of the Province of Alberta, an insurance company licensed under the Insurance Act (Alberta) or a subsidiary of such insurance company where such insurance company owns beneficially all of the voting securities of the subsidiary;

               (vi) if subject to applicable securities legislation of the Province of British Columbia, an insurance company or a subsidiary of such insurance company where such insurance company owns beneficially all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

               (vii) if subject to applicable securities legislation of the Province of Ontario, an insurance company licensed under the Insurance Act (Ontario);

               (viii) if subject to applicable securities legislation of the
                      Province of Quebec, an insurance company licensed under the Act respecting insurance (Quebec) or a subsidiary of such insurance company to the extent that such insurance company holds all voting securities of that subsidiary; or

               (ix) a bank listed in Schedule I or II of the Bank Act (Canada), or the Business Development Bank of Canada incorporated under the Federal Business Development Bank Act (Canada);

          (2) the Purchaser is recognized or designated as an exempt purchaser under applicable securities legislation and, if subject to the securities legislation of one of the provinces of Alberta, British Columbia or Ontario, is not an individual; or

          (3) the Purchaser is purchasing a sufficient number of Special Warrants such that the aggregate acquisition cost to the Purchaser of such Special Warrants is not less than $150,000 (if subject to the securities legislation of the provinces of Ontario or Quebec) or $97,000 (if subject to the securities legislation of the province of Alberta or British Columbia);

     (B) in the case of the purchase by the Purchaser of Special Warrants as agent for a disclosed principal, each beneficial purchaser of the Purchased Warrants for whom the Purchaser is acting is purchasing as principal for its own account and not for the benefit of any other person; the Purchaser is an agent with due and proper authority to execute this Subscription Agreement and all other documentation in connection with the purchase of the Purchased Warrants on behalf of the beneficial purchaser; and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of, the disclosed principal; and the beneficial purchaser:

          (1) is recognized or designated as an exempt purchaser under applicable Canadian provincial securities legislation and, if subject to the securities legislation of one of the provinces of Alberta or Ontario, is not an individual; or

          (2) is purchasing a sufficient number of Special Warrants such that the aggregate acquisition cost to the beneficial purchaser of such Special Warrants is not less than $150,000 (if subject to the securities legislation of the provinces of Ontario or Quebec), or $97,000 (if subject to the securities legislation of the provinces of Alberta or British Columbia);

     (C) in the case of the purchase by the Purchaser of Special Warrants as trustee or as agent for a principal which is undisclosed or identified by account number only, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the undersigned acting in such capacity, and either:

          (1)  (i)    if subject to applicable securities legislation of the
                      Province of Alberta, the Purchaser is:

                      (a) a trust corporation as defined in such securities legislation, and any amendments thereto, trading as a trustee or an agent; or

                      (b) a portfolio manager or a person or a company trading as an agent that is exempt from registration as a portfolio manager under applicable securities legislation, for accounts that are fully managed by the Purchaser; or

               (ii) if subject to the applicable securities legislation of the Province of Ontario, the Purchaser is a trust company registered under the Loan and Trust Corporations Act (Ontario) and is purchasing the Purchased Warrants as trustee or as agent for accounts that are fully managed by the Purchaser;

          (2) the beneficial purchaser of the Purchased Warrants for whom the Purchaser is acting is an individual or corporation and is purchasing as principal for its own account, and not for the benefit of any other person, and

               (i) is purchasing a sufficient number of Special Warrants such that the beneficial purchaser's aggregate acquisition cost of such Special Warrants is not less than $150,000 (if subject to the securities legislation of the provinces of Ontario or Quebec) or $97,000 (if subject to the securities legislation of the provinces of Alberta or British Columbia); or

               (ii) is recognized or designated as an exempt purchaser under applicable securities legislation and, if subject to the securities legislation of one of the provinces of Alberta, British Columbia or Ontario, is not an individual;

     (D) if the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

     (E) if the Purchaser is not an individual or a corporation, each member of the partnership, syndicate or other unincorporated organization which is the beneficial purchaser, or each beneficiary of the trust which is the beneficial purchaser, as the case may be, is an individual who is purchasing Special Warrants having an aggregate acquisition cost to such individual of not less than $150,000 (if subject to the securities legislation of the provinces of Ontario or Quebec) or $97,000 (if subject to the securities legislation of the provinces of Alberta or British Columbia);

     (F) if the Purchaser is not a corporation, an individual or other unincorporated organization (including, without limitation, a syndicate, partnership, trust, association or other form of unincorporated organization), then the Purchaser falls within one of the following categories: (i) pension plans; (ii) groups of pension plans under common management; (iii) organizations of members of a family fund formed to make investments of family funds; (iv) testamentary trusts and estates; (v) organizations which have primary ongoing business activities other than investing in securities; (vi) mutual funds other than "private mutual funds" (within the meaning of subsection 1(1) of the Securities Act (Ontario)) or the equivalent provision of other applicable Canadian provincial securities legislation; (vii) group registered retirement savings plans or group deferred profit sharing plans; or (viii) a partnership, interests in which are offered by prospectus, which in turn invests in securities in reliance upon clause 72(1)(d) of the Securities Act (Ontario) and section 27 of the Regulation (the "Regulation") made thereunder or upon subsection 14(f) of the Regulation (or in each case, the equivalent provisions of other applicable Canadian provincial securities legislation);

     (G) if the Purchaser is a resident of British Columbia, then the Purchaser is hereby notified that:

          (1) with respect to a sale by the Purchaser of any Purchased Warrants (or with respect to a sale by the Purchaser of the Subject Securities into which such Purchased Warrants are exercisable where a receipt for the Prospectus is not obtained in British Columbia), the Purchaser must file with the British Columbia Securities Commission (i) a report in the form required under the British Columbia Securities Commission's blanket order ruling #95/17 - "In the Matter of the Legending of Certificates" (the "Initial Trade Report"), or (ii) the report required under the laws of the jurisdiction in which the Corporation carries on business or which the Corporation is incorporated, organized or continued, provided that the report requires substantially the same information as required in the Initial Trade Report (the "Purchaser's Report"), within 10 days of the initial trade of the Purchased Warrants (or Subject Securities into which such Purchased Warrants are exercisable where a receipt for the Prospectus is not obtained in British Columbia), by the Purchaser; and

          (2) where the Purchaser has filed an Initial Trade Report or a Purchaser's Report with respect to any Purchased Warrants (or Subject Securities into which such Purchased Warrants are exercisable where a receipt for the Prospectus is not obtained in British Columbia), the Purchaser is not required to file a further report in respect of additional trades of Purchased Warrants (or Subject Securities where a receipt for the Prospectus has not been obtained from the British Columbia Securities Commission) acquired on the same date and under the same exemptions as the Purchased Warrants (or Subject Securities where a receipt for the Prospectus has not been obtained from the British Columbia Securities Commission) that are the subject of the Initial Trade Report or the Purchaser's Report;

     (H) neither the Purchaser nor any party on whose behalf it is acting has been established, formed or incorporated solely to acquire or permit the purchase of the Purchased Warrants without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

     (I) if the Purchaser sells the Purchased Warrants or the Subject Securities before any receipt for a Prospectus is obtained, it will comply with the securities legislation of the jurisdiction within which such Purchaser and the person to whom such Purchaser sells the Purchased Warrants or the Subject Securities resides;

     (J) as the Purchased Warrants and the Subject Securities are subject to resale restrictions under applicable Canadian provincial securities legislation, the Purchaser, or in the case of a purchase by the Purchaser acting as agent for a disclosed principal, each beneficial purchaser, shall comply with all relevant securities legislation concerning any resale of the Purchased Warrants or the Subject Securities (and neither the Corporation nor the Underwriters is in any way responsible for such compliance) and shall consult with its own legal advisors with respect to such compliance;

     (K) the Purchaser (or, if applicable, others for whom it is contracting hereunder) will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities legislation and regulations to permit the purchase of the Purchased Warrants on the terms herein set forth;

     (L) if required by applicable securities legislation, policy or order of a securities regulatory authority, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Special Warrants or Subject Securities as may be required;

     (M) the Purchaser will promptly execute and deliver all documentation as may be required by applicable Canadian securities legislation and policy statements and by CDN to permit the purchase of the Purchased Warrants hereunder on the terms as set forth herein;

     (N) either (i) the Purchaser and each beneficial purchaser for whom it is acting are resident in the province set out in their address in this Subscription Agreement; or (ii) the Purchaser is not a citizen or resident of Canada or the United States, or a corporation, partnership or other entity created in or organized under the laws of Canada or the United States or any province or territory thereof (collectively a "Canadian person") and such Purchaser is not purchasing the Special Warrants or the Subject Securities for the account of any Canadian person;

     (O) if the Purchaser is a resident of a jurisdiction other than Canada or the United States:

               (i) the Purchaser is purchasing the Purchased Warrants as principal for investment purposes only and not with a view to resale or distribution;

               (ii) the Purchaser has knowledge and experience with respect to an investment of this type enabling it to evaluate the merits and risks thereof and has the capacity to obtain competent independent, business, legal and tax advice regarding this investment; and

               (iii) the purchase of the Special Warrants by such Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which it is resident and does not trigger (A) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, and (B) any registration or other obligation on the part of the Underwriters;

     (P) the Purchaser hereby acknowledges that no prospectus has been filed by the Corporation with any securities commission in any jurisdiction in connection with the issuance of the Special Warrants and the issuance is exempted from the prospectus requirements available under the provisions of applicable securities legislation and applicable securities regulations (the "Securities Legislation") and as a result:

          (i) the Purchaser is restricted from using most of the civil remedies available under the Securities Legislation;

          (ii) the Purchaser may not receive information that would otherwise be required to be provided to him under the Securities Legislation; and

          (iii) the Corporation is relieved from certain obligations that would otherwise apply under the Securities Legislation; and

     (P) the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and is able to bear the economic loss of its investment.

9.        RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS
          -------------------------------------------------------

          The Purchaser acknowledges that the representations and warranties and covenants contained in this Subscription Agreement are made with the intent that they may be relied upon by the Underwriters and the Corporation and their respective counsel to, among other things, determine its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase Purchased Warrants. The Purchaser further agrees that by accepting the Purchased Warrants, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Warrants and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Purchased Warrants or the Subject Securities, as the case may be.


10.       COMMISSION TO THE UNDERWRITERS
          ------------------------------

          The Purchaser understands that upon completion of the sale by the Corporation of the Special Warrants, the Underwriters will receive from the Corporation a cash commission equal to 8.0% of the issue price of all Special Warrants to be sold by the Underwriters. It is further understood that, as additional compensation for the services provided, the Corporation will grant to the Underwriters compensation warrants exercisable to acquire, without payment of any consideration, compensation options, which compensation options are exercisable to acquire a number of Units equal to 10% of the total number of Special Warrants sold by the Underwriters, at an exercise price equal to $1.50 per Unit for a term of fifteen months from the Closing Date. No other fee or commission is payable by the Corporation in connection with the sale of the Special Warrants. However, the Corporation will pay those fees and expenses in connection with the offering as are set out in the Underwriting Agreement.

          The Purchaser understands that the Underwriters and representatives of the Underwriters may have an interest in securities of the Corporation.


11.       CONTRACTUAL RIGHT OF ACTION FOR RESCISSION
          ------------------------------------------

          By its acceptance of this Subscription Agreement, the Corporation hereby grants to the undersigned a contractual right of action for rescission in the form attached hereto as Schedule I and the Purchaser agrees to assign and explicitly extend the benefit of such right (but without liability to a Purchaser who is not one of the Underwriters) to any permitted assignee or transferee of the Purchased Warrants.

          The Purchaser expressly waives and releases the Corporation and the Underwriters from all rights of withdrawal to which it might otherwise be entitled pursuant to subsection 71(2) of the Securities Act (Ontario), subsection 106(1) of the Securities Act (Alberta), or equivalent provisions of securities laws of the jurisdiction in which the Purchaser is resident.

12.       COSTS
          -----

          The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Purchased Warrants to the Purchaser shall be borne by the Purchaser.


13.       APPOINTMENT OF UNDERWRITERS
          ---------------------------

          The Purchaser, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, hereby:

     (a) irrevocably authorizes the Underwriters to negotiate and settle the form of the Special Warrant Indenture and any other agreement to be entered into in connection with this transaction and to waive on its own behalf and on behalf of the purchasers of Special Warrants in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Underwriters may determine, acting reasonably, without in any way affecting the Purchaser's obligations or the obligations of such others hereunder; and

     (b) acknowledges and agrees that the Underwriters and the Corporation may vary, amend, alter or waive, in whole or in part, one or more of the conditions set forth in the Underwriting Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, without affecting in any way the Purchaser or such others' obligations hereunder; provided however, that the Underwriters shall not vary, amend, alter or waive any such condition where to do so would result in a material change to any of the material attributes of the Special Warrants described herein.


14.       GOVERNING LAW
          -------------

          This Subscription Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

15.       SURVIVAL
          --------

          This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser notwithstanding the completion of the purchase of the Purchased Warrants by the Purchaser pursuant hereto, the completion of the offering of Special Warrants of the Corporation and any subsequent disposition by the Purchaser of the Purchased Warrants or the Subject Securities.


16.       ASSIGNMENT
          ----------

          This Subscription Agreement is not transferable or assignable by the parties hereto.


17.       COUNTERPARTS
          ------------

          This Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

18.       SUBSCRIPTION PARTICULARS
          ------------------------

SUBSCRIPTION. The aggregate number of the Special Warrants being subscribed for is _______________________________. At a price equal to $1.50 per Special
Warrant, the aggregate price of the Special Warrants being subscribed for is $__________________________________.

REGISTRATION. The Special Warrants and the Subject Securities are to be registered in the name of:

               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

DELIVERY. The certificate representing the Special Warrants and the certificates representing the Subject Securities are to be delivered to:

               _________________________________________________________________
               (name)
               _________________________________________________________________
               (address)
               _________________________________________________________________
               _________________________________________________________________
               (contact name and number)

AGENT FOR DISCLOSED PRINCIPAL. If the Purchaser is signing as agent for one or more disclosed principals and not as agent for a fully managed account, the name and address of each such principals:

               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

(if space is insufficient, attach a list).

     DATED _________________________________, 1997.

                         ______________________________________________________
                         Name of Purchaser (please type or print)

                         By:  __________________________________________________
                              (Signature of Authorized Representative)
                              __________________________________________________
                              (Name of Person Signing)
                              __________________________________________________
                              (Office or Title)


     _______________________________________________
     (Address of Purchaser)

     _______________________________________________
     _______________________________________________

    IN ORDER TO FACILITATE SETTLEMENT, THESE INSTRUCTIONS MUST BE RECEIVED
                BY 5:00 P.M. (TORONTO TIME) ON OCTOBER 1, 1997.

19.  ACCEPTANCE
     ----------

          The above subscription is hereby accepted and agreed to by the Corporation.

          DATED ________________, 1997.


                                   INTERNET LIQUIDATORS INTERNATIONAL INC.

                                   By:  _____________________________________
                                        Authorized Signing Officer

                                  SCHEDULE I

                  CONTRACTUAL RIGHT OF ACTION FOR RESCISSION


1. In the event that the subscriber executing the Subscription Agreement to which this Schedule is annexed (the "Purchaser") acquires Common Shares (as defined in the Subscription Agreement) upon the exercise of the Special Warrants (as defined in the Subscription Agreement) and is or becomes entitled under applicable Canadian provincial securities legislation to the remedy of rescission by reason of the (final) prospectus to be filed (as contemplated in the Subscription Agreement) or any amendment thereto containing a misrepresentation, the Purchaser shall be entitled to rescission with respect to not only the Purchaser's exercise of the Special Warrants but also to the purchase of the Special Warrants, and shall be entitled in connection with such rescission to a full refund from the Corporation of the amount of the purchase price paid in respect of the Special Warrants. The provisions hereof are a direct contractual right extended by the Corporation alone (but specifically not by the directors or officers of the Corporation or by the Underwriters) to the Purchaser and to any permitted assignee of the Special Warrants of the Purchaser, such assignee to be entitled to exercise such rights of rescission and refund as if such assignee was the original subscriber. The foregoing is in addition to any other right or remedy available to the holder of the Special Warrants under section 130 of the Securities Act (Ontario) or other applicable Canadian provincial securities legislation, or otherwise at law and is subject to sections 2 and 3 below.


2. The foregoing contractual rights of action for rescission described in paragraph 1 shall be subject to the defences, limitations and other provisions described under section 130 of the Securities Act (Ontario) and the equivalent provisions of any other applicable Canadian provincial securities legislation, each of which are incorporated herein by reference, mutatis mutandis.


3. No action shall be commenced to enforce the foregoing rights of action for rescission more than 180 days after the Expiry Date (as defined in the Subscription Agreement).

                                  SCHEDULE II

                                  TERM SHEET


ISSUER:             Internet Liquidators International Inc. (the "Corporation")

SECURITIES:         Special warrants ("Special Warrants") to acquire units
                    ("Units"), each Unit to consist of one common share ("Common
                    Share") of the Corporation and one-half of one Common Share purchase warrant ("Warrant"). Each whole Warrant is exercisable for a period of one year following the Closing
                    Date to acquire one Common Share at a price of $0.30 per share.

SIZE OF ISSUE:      5,000,000 to 6,335,000 Special Warrants.

OFFERING AMOUNT:    $7,500,000 to $8,835,000

PRICE:              $1.50 per Special Warrant.

CLOSING DATE:       October 3, 1997 (the "Closing Date").

EXPIRY DATE:        Unless exercised earlier by the holder thereof, the Special
                    Warrants will be deemed to have been exercised immediately prior to 5:00 p.m. (Toronto time) on the date ("Expiry
                    Date") which is the earlier of:

                    (i) the date which is five Business Days after a receipt is issued by the securities regulatory authority (the "Regulator") in the province (the "Qualifying Province") in which the purchaser of the Special Warrants resides for the (final) prospectus qualifying the issuance of the Units on the exercise of the Special Warrants ("Prospectus"); and

                    (ii)      one year from the Closing Date.

ESCROW: 75% of the net proceeds of the Offering shall be released to the Corporation on the Closing Date and the balance of the net proceeds (the "Escrowed Proceeds") shall be held in escrow pending the issuance of a receipt for the Prospectus by the Regulator in each Qualifying Province.

ADJUSTMENT:         In the event that a receipt for the Prospectus is not issued by the Regulator in any Qualifying Province on or before 5:00 p.m. (Toronto time) on the date that is 120 days after the Closing Date, each Special Warrant exercised by a holder resident in the Qualifying Province after such date shall entitle the holder to receive 1.1 Common Shares and 0.55
                    Warrants instead of one Common Share and one-half of one
                    Warrant, without payment of additional consideration.
                    Alternatively, the holder shall have the option to obtain from the Escrowed Proceeds a refund of its subscription price, and all interest accrued thereon, upon surrender of a pro rata share of its Special Warrants.